CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into by and between Unit Corporation, a Delaware corporation (the “Company”) and Robert R. Anderson (“Consultant”), effective on the date this Agreement is signed (the “Effective Date”). The Company and Consultant are sometimes referred to in this Agreement collectively as the “Parties,” and each individually as a “Party.”
WHEREAS, the Company wishes to engage Consultant to provide certain consulting services to the Company, and Consultant wishes to provide such services, and the Company and Consultant wish to memorialize the terms and conditions of such consulting relationship.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Engagement; Term. The initial term of Consultant’s engagement under this Agreement shall be for the period beginning on the Effective Date and ending on the date that is six (6) months after the Effective Date (the “Initial Term”). Upon the expiration of the Initial Term, and on each date that is one month thereafter, the term of Consultant’s engagement under this Agreement shall automatically renew and extend for a period of one (1) month (each such one-month period being a “Renewal Term”) unless written notice of non-renewal is delivered by either Party to the other Party not less than five (5) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. The term that Consultant is engaged hereunder is referred to as the “Term.”
2.Consulting Services. During the Term, Consultant shall provide such consulting services related to the Company’s potential sale of up to all of its oil and gas properties and reserves (the “Consulting Services”) as may be reasonably requested of Consultant from time to time by the board of directors of the Company (the “Board”). Consultant will report to the Board’s Strategic Transactions Committee on a periodic basis, but no less than once a month. As an independent contractor, Consultant is free to provide services to other entities during the Term as long as Consultant does not violate any of the terms of this Agreement. Consultant shall coordinate the furnishing of his services pursuant to this Agreement with the Company in such a way as to generally conform to the business schedules of the Company, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Consultant’s services hereunder shall be within the sole control of Consultant.
3.Equity Compensation. In consideration of Consultant entering into this Agreement and as an inducement to perform the Consulting Services, the Company shall grant to Consultant certain awards (the “Equity Awards”) under the Unit Corporation Long Term Incentive Plan (as amended from time to time, the “Plan”), specifically (a) 7,850 restricted stock units pursuant to the award agreement attached hereto as Annex A (the “RSU Agreement”) and (b) 13,416 stock options pursuant to the award agreement attached hereto as Annex B (the “Option Agreement”). The Equity Awards shall be subject to the terms and conditions of the Plan and the RSU Agreement or Option Agreement, as applicable.
4.Termination. The Company or Consultant may terminate this Agreement at any time and for any reason or no reason at all upon ten (10) days’ prior written notice to the other Party. This Agreement will automatically terminate upon Consultant’s death. In addition, the Company may terminate this Agreement without prior notice for Cause. As used herein, “Cause” shall mean (i) the conviction of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving dishonesty, disloyalty or fraud, including with respect to the Company or any of its affiliates; (iii) reporting to work under the impairment of alcohol or drugs, or the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its affiliates substantial public disgrace or disrepute or substantial economic harm; (iv) failure to perform all material duties as reasonably directed by the Board; (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its affiliates whether or not resulting in a disadvantage or detriment to the Company and its affiliates; (vi) breach of any duty, gross negligence, or willful misconduct with respect to the Company or any of its affiliates; or (vii) any other material breach of this Agreement.
5.Independent Contractor. At all times during the Term, Consultant shall be an independent contractor of the Company. In no event shall Consultant be deemed to be an employee of the Company or any of its affiliates, and Consultant shall not at any time be entitled to any employment rights or benefits from the Company or any of its affiliates be deemed to be an agent of the Company or any of its affiliates or have any power to bind or commit the Company or any of its affiliates or otherwise act on their behalf. Consultant acknowledges and agrees that, as a non-employee, Consultant is not eligible for any benefits sponsored by the Company or any of its affiliates. Consultant shall not at any time communicate or represent to any third party, or cause or knowingly permit any third-party to assume, that in performing the Consulting Services hereunder, Consultant is an employee, agent or other representative of the Company or any of its affiliates or has any authority to bind the Company or its affiliates or act on behalf of the Company or its affiliates. Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to amounts paid to Consultant pursuant to this Agreement and shall indemnify and hold harmless the Company and its affiliates, and the foregoing entities’ respective representatives for all claims, damages, costs and liabilities arising from Consultant’s failure to do so. It is not the purpose or intention of this Agreement or the Parties to create, and the same shall not be construed as creating, any partnership, partnership relation, joint venture, agency, or employment relationship.
6.Governing Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Delaware without reference to the principles of conflicts of law thereof. Regarding any claim or dispute related to or arising under this Agreement, Consultant consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) in Oklahoma. The parties waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Oklahoma.
7.Entire Agreement; Amendments. This Agreement together with the RSU Agreement and the Option Agreement constitutes the entire and final agreement between the Parties with respect to the subject matters hereof; provided, however, that nothing herein supersedes or replaces any agreement between Consultant and the Company or any of its affiliates with respect to non-disclosure, confidentiality, non-competition or non-solicitation, as all such agreements will remain in full force and effect. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.
8.Waiver. Any waiver of a provision of this Agreement shall be effective only if it is in a writing signed by the Party entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of either Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.
9.Assignments; Successors. This Agreement is personal to Consultant and, as such, may not be assigned by Consultant. The Company may assign this Agreement without Consultant’s consent. Subject to the preceding sentences, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.
10.Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (a) if personally delivered, when so delivered, (b) if mailed, three business days following the date deposited in the U.S. mail, certified or registered mail, return receipt requested, (c) if sent by e-mail or other form of electronic communication, once transmitted and the confirmation is received, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:
If to Consultant, addressed to:
Robert R. Anderson
1363 E 27th Street
Tulsa OK 74114

If to the Company, addressed to:
Unit Corporation
8200 South Unit Drive
Tulsa, Oklahoma 74132
Attn: Vice President, Human Resources

11.Certain Construction Rules. The Section headings contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive, and the term “including” shall not be deemed to limit the language preceding such term.
12.Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.
13.Tax Withholding. Consultant acknowledges that there may be adverse tax consequences upon the receipt, vesting, exercise or settlement of the Equity Awards or the disposition of shares received following such exercise or settlement and that Consultant has been advised, and hereby is advised, to consult a tax advisor. Consultant represents that Consultant is in no manner relying on the Board, the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Consultant shall be solely responsible for making all applicable tax filings and remittances with respect to the Equity

Awards and shall indemnify and hold harmless the Company and its affiliates, and the foregoing entities’ respective representatives for all claims, damages, costs and liabilities arising from Consultant’s failure to do so
14.Code Section 409A. Notwithstanding anything to the contrary contained herein, this Agreement and the payments hereunder are intended to satisfy or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations and other guidance thereunder (collectively, “Section 409A”). Accordingly, all provisions herein, or incorporated by reference herein, shall be construed and interpreted to satisfy or be exempt from the requirements of Section 409A. Further, for purposes of Section 409A, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. Any reimbursement or in-kind benefit provided under this Agreement that constitutes a “deferral of compensation” within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (a) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the calendar year in which the expense is incurred, and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Consulting Agreement on this __ day of January, 2022, effective for all purposes as provided above.
UNIT CORPORATION

By: /s/ Drew Harding
Name: Drew Harding
Title: General Counsel

CONSULTANT

/s/ Robert R. Anderson
Robert R. Anderson

Signature Page to
Consulting Agreement

Annex A

RSU Agreement

[See attached.]

Annex B

Option Agreement

[See attached.]